UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

AEVEX Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-43238	41-2460652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 Stevens Ave #150 Solana Beach, California	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4125

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AVEX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2026, in connection with the previously announced closing of AEVEX Corp.’s (the “Company”) initial public offering, AEVEX Holdings, LLC (the “Borrower”), an operating company of the Company, entered into a new credit agreement (the “New Credit Agreement), by and among the Borrower, Athena Technology Solutions Purchaser, LLC (“Holdings”), the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, an issuing bank and a swing line lender. The New Credit Agreement provides for facilities in an aggregate principal amount of $375.0 million, consisting of (i) a senior secured term loan facility with an aggregate principal amount of $100.0 million (the “Term Loan Facility”), (ii) a senior secured delayed draw term loan facility with an aggregate principal amount of $75.0 million (the “Delayed Draw Term Loan Facility”) and (iii) a senior secured revolving credit facility with an aggregate principal amount of $200.0 million (the “Revolving Credit Facility” and, collectively with the Term Loan Facility and the Delayed Draw Term Loan Facility, the “New Credit Facilities”), which includes a sublimit for the issuance of letters of credit in an amount up to $40.0 million and a sublimit for swing line loans in an amount up to $30.0 million. As of the closing of the Company’s initial public offering, the aggregate principal amount borrowed under the New Credit Facilities is $100.0 million from the Term Loan Facility.

The New Credit Agreement is guaranteed by certain of the Borrower’s wholly-owned domestic subsidiaries and secured by substantially all of the Borrower’s assets and the assets of certain of the Borrower’s subsidiaries, in each case, subject to customary exceptions.

The New Credit Agreement contains certain affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens on assets, fundamental changes and asset sales, investments, negative pledges, repurchase of stock, dividends and other distributions, and transactions with affiliates. In addition, the New Credit Agreement contains financial covenants that require the Loan Parties (as defined in the New Credit Agreement) to comply with the following financial covenants (subject to certain equity cure rights):

•

Commencing with the fiscal quarter ending September 30, 2026, maintain a maximum total net leverage ratio not to exceed 3.50 to 1.00 (provided that (a) after June 30, 2029, the total net leverage ratio shall not exceed 3.00 to 1.00 for any test period and (b) the maximum total net leverage ratio shall temporarily increase by 0.50 during the four fiscal quarters following the consummation of a material acquisition), in each case, tested as of the last day of each fiscal quarter; and

•

Commencing with the fiscal quarter ending September 30, 2026, maintain a minimum interest coverage ratio for any period, of not less than 3.00 to 1.00, tested as of the last day of each fiscal quarter.

The New Credit Facilities will mature on April 20, 2031. Borrowings under the New Credit Agreement are available, at the Borrower’s option, as term SOFR loans or base rate loans. Term SOFR loans under the New Credit Agreement accrue interest at a SOFR rate plus an applicable rate of 2.25% to 3.00% (depending on the secured net leverage ratio of the Borrower and its restricted subsidiaries). Base rate loans under the New Credit Agreement accrue interest at a base rate plus an applicable rate of 1.25% to 2.00% (depending on the secured net leverage ratio of the Borrower and its restricted subsidiaries). The Revolving Credit Facility also has a variable commitment fee, which is tied to the secured net leverage ratio of the Borrower and its restricted subsidiaries, which ranges from 0.25% to 0.50% per annum. Unused commitments made under the Delayed Draw Term Loan Facility have a commitment fee that accrues (i) from April 20, 2026, until October 17, 2026, at a rate of 0.00% per annum and (ii) thereafter, at a rate of 0.50% per annum. The commitment period under the Delayed Draw Term Loan Facility ends on the earlier of (i) April 20, 2028 and (ii) the commitments under the Delayed Draw Term Loan Facility being fully drawn or otherwise terminated under the New Credit Agreement.

The Revolving Credit Facility will not amortize. The Term Loan Facility and the Delayed Draw Term Loan Facility (to the extent funded) will amortize in equal quarterly installments, commencing with the last day of September 30, 2026, in aggregate annual amounts according to the following amortization schedule:

Payment Dates	Annual Amortization Amount (percent of principal)
Year 1	2.50%
Year 2	2.50%
Year 3	7.50%
Year 4	7.50%
Year 5	10.00%

The foregoing description of the New Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full text of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On April 20, 2026, the Borrower fully repaid and terminated the Credit Agreement, dated as of March 18, 2020, by and among the Borrower, as borrower, Holdings, as holdings, the other loan parties party thereto from time to time, Ankura Trust Company, LLC, as administrative agent, PNC Bank, National Association, as revolving agent and collateral agent and each lender from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the date hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Credit Agreement, dated as of April 20, 2026, by and among AEVEX Holdings, LLC, Athena Technology Solutions Purchaser, LLC, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, an issuing bank and a swing line lender.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2026	AEVEX Corp.

	By:	/s/ Roger Wells
	Name:	Roger Wells
	Title:	Chief Executive Officer